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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                       Capital Environmental Resource Inc.
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             (Exact name of registrant as specified in its charter)



                                September 2, 1999
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                Date of Report (Date of earliest event reported)




      Ontario, Canada                  4953                    Not applicable
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(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation               File Number)             Identification No.)

     1005 Skyview Drive, Burlington, Ontario, Canada               L7P 5B1
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         (Address of principal executive offices)                 (Zip Code)



                                 (905) 319-1237
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              (Registrant's telephone number, including area code)

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Item 5.  OTHER EVENTS.

         On September 2, 1999, the Board of Directors of Capital Environmental Resource Inc. (the "Company") authorized the issuance of one right ("Right") for each outstanding share of the Company's Common Shares, no par value per share ("Common Shares"), to the shareholders of record at the close of business on September 2, 1999. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a Common Share ("Fractional Common Share"), at a purchase price of $60.00 per Fractional Common Share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of September 2, 1999 as it may from time to time be supplemented or amended (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent.

         Initially, the Rights will be attached to all certificates representing outstanding Common Shares and no separate certificates for the Rights ("Rights Certificates") will be distributed. The Rights will separate from the Common Shares and a "Distribution Date" will occur, with certain exceptions, upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the aggregate of the fully-diluted Common Shares (the date of the announcement being the "Share Acquisition Date"), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person's becoming an Acquiring Person.

         Notwithstanding the foregoing, so long as Environmental Opportunities Fund I, Environmental Opportunities Fund II and Sanders Morris Mundy Inc. (the "Existing Shareholders"), together with all their affiliates and associates, do not become the beneficial owners of 30% or more of the aggregate of the fully-diluted Common Shares, the Existing Shareholders, together with their affiliates and associates, shall not be or become Acquiring Persons. In certain circumstances, the Distribution Date may be deferred by the Board of Directors. Certain inadvertent acquisitions will not result in a person's becoming an Acquiring Person if the person promptly divests itself of sufficient Common Shares.

         Until the Distribution Date, (a) the Rights will be evidenced by Common Share certificates and both will be transferred with and only with such Common Share certificates, (b) Common Share certificates will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificate for Common Shares will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on September 30, 2009, unless earlier redeemed or exchanged by the Company as described below.


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         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Shares as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights. All Common Shares issued prior to the Distribution Date will be issued with the appropriate Rights.
Common Shares issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with appropriate Rights. Except as otherwise determined by the Board of Directors, no other Common Shares issued after the Distribution Date will be issued with Rights.

         In the event (a "Flip-In Event") that a person becomes an Acquiring Person (except pursuant to (1) a tender or exchange offer for all outstanding Common Shares or (2) an issuance of Common Shares in connection with a merger, consolidation or acquisition, in both cases at a price and on terms that a majority of the independent directors of the Company determines to be fair to and otherwise in the best interests of the Company and its shareholders (a "Permitted Offer")), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, a number of Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to approximately two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Triggering Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by or transferred to an Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement. However, Rights are not exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

         For example, at an exercise price of $60.00 per Right, each Right following a Flip-In Event would entitle its holder to purchase $120.00 worth of Common Shares (or other consideration, as noted above) for $60.00. Assuming that the Common Shares had a per share value of $10.00 at such time, the holder of each valid Right would be entitled to purchase 12 Common Shares for $60.00. Alternatively, the Company could permit the holder to surrender each Right in exchange for shares or cash equivalent to six Common Shares (with a value of $60.00) without the payment of any consideration other than the surrender of the Right.

         In the event (a "Flip-Over Event") that, at any time from and after the time an Acquiring Person becomes such, (i) the Company is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer) or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that are voided as set forth above) shall thereafter have the right to receive, upon exercise, a number of common shares of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events."


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         The number of outstanding Rights associated with a Common Share, or the number of Fractional Common Shares issuable upon exercise of a Right and the Purchase Price, are subject to adjustment in the event of a dividend on, or a subdivision, combination or reclassification of, the Common Shares occurring prior to the Distribution Date. The Purchase Price payable, and the number of Fractional Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of certain transactions affecting the Common Shares.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Common Shares that are not integral multiples of a Fractional Common Share are required to be issued and, in lieu thereof, an adjustment in cash may be made based on the market price of the Common Shares on the last trading date prior to the date of exercise or certificates of scrip or warrants may be issued entitling the holders thereof to receive a full share in return for such scrip or warrants aggregating a full share. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole Common Shares will be issued.

         At any time until the tenth day following a Share Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at the option of the Company, in cash, Common Shares or such other consideration as the Board of Directors may determine. Immediately upon the effectiveness of the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right redemption price.

         At any time after the occurrence of a Flip-In Event and prior to a person's becoming the beneficial owner of 50% or more of the Common Shares then outstanding or the occurrence of a Flip-Over Event, the Company may exchange the Rights (other than Rights owned by an Acquiring Person or an Affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one Common Share, and/or other equity securities deemed to have the same value as one Common Share, per Right, subject to adjustment.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for the common shares of the acquiring company as set forth above or are exchanged as provided in the preceding paragraph.

         Other than the redemption price, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company as long as the Rights are redeemable. Thereafter, the provisions of the Rights Agreement other than the redemption price may be


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amended by the Board of Directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; PROVIDED, HOWEVER, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable.

         A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to this Current Report on Form 8-K. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits.

              EXHIBIT NO.                       EXHIBIT

                  4.1 Rights Agreement, dated as of September 2, 1999, between Capital Environmental Resource Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes, as Exhibit A thereto, the form of Rights Certificate and, as Exhibit B thereto, the form of Summary of Rights to Purchase Common Shares.

                  99       Press Release dated September 2, 1999.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                CAPITAL ENVIRONMENTAL RESOURCE INC.


                                 By: /s/ Tony Busseri
                                     -------------------------------
                                     Tony Busseri
                                     Chief Executive Officer


Dated: September 7, 1999








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                                  EXHIBIT INDEX


       EXHIBIT NO.                       DESCRIPTION

         4.1 Rights Agreement, dated as of September 2, 1999, between Capital Environmental Resource Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes, as Exhibit A thereto, the form of Rights Certificate and, as Exhibit B thereto, the form of Summary of Rights to Purchase Common Shares.

         99       Press Release dated September 2, 1999.





















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